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                                                                    EXHIBIT (21)

                            SUBSIDIARIES OF K2 INC.

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
                                                                                        PERCENTAGE OF VOTING
                                                                                             SECURITIES
                                                                                     OWNED OR SUBJECT TO VOTING
                                                                                             CONTROL BY
                                                                                     --------------------------
                                                                                        COMPANY        OTHER
                                                                                     -------------  -----------
Shakespeare Company, a Delaware corporation........................................          100%
Subsidiaries of Shakespeare Company:
    Shakespeare (Hong Kong) Ltd., a Hong Kong corporation..........................                        100%
    Subsidiary of Shakespeare (Hong Kong) Ltd.:
      Pacific Rim Metallic Products Ltd., a Hong Kong corporation..................                        100%
    Shakespeare International Ltd., a British corporation..........................                        100%
    Subsidiaries of Shakespeare International Ltd.:
        Shakespeare Company (UK) Ltd., a British corporation                                               100%
        Shakespeare Monofilament U.K. Ltd., a British corporation                                          100%
    Shakespeare Hengelsport, B.V., a Dutch corporation.............................                        100%
    Shakespeare (Australia) Pty. Ltd., an Australian corporation...................          100%
    K2 Ski Sport und Mode GmbH, a German corporation...............................                        100%
Sitca Corporation, a Washington corporation                                                  100%
Subsidiaries of Sitca Corporation:
    K-2 Corporation, an Indiana corporation                                                                100%
    Subsidiaries of K-2 Corporation:
        Katin, Inc. a Delaware corporation.........................................                        100%
        Planet Earth Skateboards, Inc., a California corporation...................                        100%
        K-2 International, Inc., an Indiana corporation............................                        100%
        K2 Japan Corporation, a Japanese corporation...............................                        100%
        Madshus A.S., a Norwegian corporation......................................                        100%
SMCA, Inc., a Minnesota corporation................................................          100%
Subsidiary of SMCA, Inc.:
    Stearns Inc., a Minnesota corporation..........................................                        100%
K2 Bike Inc., a Delaware corporation...............................................          100%
Subsidiary of K2 Bike Inc.:
    Cross Country Racing, Inc., a Delaware corporation.............................                        100%
K2 Funding, Inc....................................................................          100%
Anthony Sales (Barbados), Ltd., a Barbados corporation.............................          100%
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